                                                                    EXHIBIT 16.1

                    [PricewaterhouseCoopers LLP Letterhead]

July 15, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements  made by The Quigley  Corporation  (copy  attached), which we  understand  will be filed with the  Commission,  pursuant to Item 4 of
Form 8-K, as part of the Company's  Form 8-K report dated July 8, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP